UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 19, 2016, the Board of Directors of First United Corporation (the “Company”) concluded, after consulting with management and Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accounting firm (“Baker Tilly”), that the Company’s consolidated financial statements for the year ended December 31, 2015 that were included in the Company’s Annual Report on Form 10-K for the year then ended (the “Prior Financial Statements”) should no longer be relied upon because of an error therein relating to the Company’s accounting for the transfer of eight pooled trust preferred securities in the fourth quarter of 2015 from First United Bank & Trust (the “Bank”) to the Company.

In connection with that transfer, the Company recorded a $3.5 million realized loss, or $2.1 million net of tax, in the quarter ended December 31, 2015 based on its conclusion, applying the accounting guidance found in Accounting Standards Codification (“ASC”) Topic 845, Nonmonetary Transactions, that the transfer constituted a nonreciprocal transfer from an entity (the Bank) to its owner (the Company) of nonmonetary assets that should be accounted for using the fair values of the transferred securities. Upon further consideration and review of relevant accounting guidance, including ASC Subtopic 805-50, Transactions Between Entities Under Common Control, the Company has concluded that the transfer should have been accounted for at the Company using the carrying amounts of the transferred securities.

The Company believes that the correction will require the loss to be carried as an unrealized loss within Accumulated Other Comprehensive Loss, with the primary effect being that the amount reported as Net Income Available to Common Shareholders for the year ended December 31, 2015 will be increased to $10.3 million from the $8.2 million reported in the Prior Financial Statements, representing an increase of approximately 21%. The pre-tax Net (losses)/gains income statement line item will increase by $3.5 million to Net gains of $1.0 million as a result of the non-recurring transfer from the Bank to the Company. Additionally, Earnings Per Common Share will increase to $1.65 from the previously reported $1.31 representing an increase of approximately 26%. Total Shareholders’ Equity will remain unchanged at December 31, 2015, as the correction resulted in a shift between Retained Earnings and Accumulated Other Comprehensive Loss.

The Company believes that the correction will have no material impact on the Company’s interim consolidated financial statements filed for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. The only change for these periods is a shift within total Shareholders’ Equity between Retained Earnings and Accumulated Other Comprehensive Loss. Total Shareholders’ Equity will remain unchanged for each period.

As soon as practicable after the Company finalizes its review of the issues raised by this error, the Company will restate the Prior Financial Statements to reflect the foregoing correction and will file the restated Prior Financial Statements (the “Restated Financial Statements”) with the Securities and Exchange Commission (the “SEC”) by amending its Annual Report on Form 10-K for the year ended December 31, 2015. This Item 4.02 does not discuss or quantify all of the changes that will be made to the Prior Financial Statements on account of the correction of the above-referenced error and the restatement thereof. Each of the Prior Financial Statements, and the notes thereto, will be restated to reflect the correction of the error. Accordingly, investors are cautioned to review the Restated Financial Statements when they are made available before making an investment decision.

The Company’s Chairman, President & CEO has discussed the matters disclosed in this Item 4.02 with Baker Tilly Virchow Krause, LLP and addressed such discussions and matters with the Board of Directors, including the members who comprise the Audit Committee.

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which represent the Company’s expectations or beliefs concerning various future events, can be identified by words such as “may”, “will”, “believes”, “intends” or other words indicating beliefs or future events, results or other matters that are not historical facts. Such statements include, but are not limited to, statements concerning amendments to the Company’s previously-filed annual and quarterly reports and information included in the Prior Financial Statements. The potential risks and uncertainties associated with these forward-looking statements include risks related to the Company’s internal controls, its compliance with applicable regulations, accounting principles and public disclosure, and other risks and uncertainties described in its filings with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 19, 2016	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President & CEO